EXHIBIT 16

                           LETTER OF RADICS & CO., LLC





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                        [Letterhead of Radics & Co., LLC]




                                                                 April 26, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC   20549

Dear Members:

We have had an opportunity to review the disclosures made by Lincoln Park Bancorp ("Company") in Amendment No. 1 to its current report on Form 8-K which is to be filed today with the Securities and Exchange Commission ("SEC").

Pursuant to Item 304(a)(3) of Regulation S-K, we are required to furnish the Company with a letter addressed to the SEC stating whether or not we agree with the statements made by the Company in the 8-K regarding our replacement as the independent auditors of the Company, and, if not, stating the respects in which we do not agree.

We agree with the statements made by the Company in the 8-K regarding our replacement as the independent auditors of the Company.

                                             Very truly yours,

                                             /s/ Radics & Co., LLC

                                             Radics & Co., LLC



BKM:jp
cc:  Lincoln Park Bancorp